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                             AMENDED AND RESTATED
                                    BYLAWS
                COMMUNICATION TELESYSTEMS INTERNATIONAL, d/b/a
                         WORLDxCHANGE COMMUNICATIONS,
                           a California Corporation

                                  ARTICLE I

                                   Offices

          Section 1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the corporation is hereby fixed and located at 9999 Willow Creek Road, San Diego, California 92131. The Board of Directors is hereby granted full power and authority to change the principal executive office from one location to another. Any such change shall be noted on the Bylaws by the secretary, opposite this section, or this section may be amended to state the new location.

          Section 2. OTHER OFFICES. Other business offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

                                  ARTICLE II

                           Meetings of Shareholders

          Section 1. PLACE OF MEETINGS. All annual or other meetings of shareholders shall be held at the principal executive office of the corporation, or at any other place within or without the State of California which may be designated by the Board of Directors.

          Section 2. ANNUAL MEETINGS. The annual meetings of shareholders shall be held on such dates and at such times as shall be designated by the Board of Directors and stated in the notice of the meeting given to each shareholder as provided below. At such meetings, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders. Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at its address appearing on the books of the corporation or given to the corporation for the purpose of notice. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders. If a shareholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which the principal executive office is located.


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          All such notices shall be given to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the secretary, assistant secretary or any transfer agent of the corporation, shall be prima facie evidence of the giving of the notice.

          Such notices shall specify:

               (a)  the place, the date, and the hour of such meeting;

               (b) those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders at the meeting;

               (c) if directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election;

               (d) the general nature of a proposal, if any, to take action with respect to approval of (i) a contract or other transaction with an interested director, (ii) amendment of the Articles of Incorporation,
     (iii) a reorganization of the corporation as defined in Section 181 of the California General Corporation Law, (iv) voluntary dissolution of the corporation, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any; and

               (e) such other matters, if any, as may be expressly required by statute.

          Section 3. SPECIAL MEETINGS. Special meetings of the shareholders for the purpose of taking any action permitted by the shareholders under the General Corporation Law and the Articles of Incorporation of this corporation, may be called at any time only by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, or by one or more shareholders entitled to cast not less than ten percent (10%) of the votes at the meeting. Upon request in writing that a special meeting of shareholders be called for any proper purpose, directed to the chairman of the Board, president, vice president or secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of the request. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for the annual meeting of shareholders. In addition to the matters required by items (a) and, if applicable, (c) of the preceding Section, notice of any special meeting shall specify the general nature of the business to be transacted, and no other business may be transacted at such meeting.

          Section 4. QUORUM. The presence in person or by proxy of the persons entitled to vote a majority of the shares at any meeting shall constitute a quorum for the transaction of business at that meeting. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.


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          Section 5. ADJOURNED MEETING AND NOTICE THEREOF. Any shareholders'
meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 4 above. When any shareholders' meeting, either annual or special, is adjourned for forty-five days or more, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place of the adjourned meeting at the meeting at which the adjournment is taken.

          Section 6. VOTING. Unless a record date for voting purposes be fixed as provided in Section 1 of Article V of these Bylaws, then, subject to the provisions of Sections 702 and 704, inclusive, of the Corporations Code of California (relating to voting of shares held by a fiduciary, in the name of a corporation, or in joint ownership) only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting. Such vote may be viva voce or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. If a quorum is present, except with respect to election of directors, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law or the Articles of Incorporation.

          Section 7. NO CUMULATIVE VOTING. No holder of any class of stock of this corporation shall be entitled to cumulate votes at any election of directors of this corporation. This provision shall become effective only when this corporation becomes a listed corporation within the meaning of
Section 301.5 of the California General Corporation Law.

          Section 8. VALIDATION OF DEFECTIVE CALLED OR NOTICED MEETINGS. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, whether before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, or who, though present, has, at the beginning of the meeting, properly objected to the transaction of any business thereat because the meeting was not lawfully called or convened, or to particular matters of business legally required to be included in the notice, but not so included, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          Section 9. PROXIES. Every person entitled to vote shall have the right to do so whether in person or by one or more agents authorized by a written proxy executed by such person or such person's duly authorized agent and filed with the secretary of the corporation. Any proxy duly executed is not revoked and continues in full force and effect until (i) an


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instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of the proxy is received by the corporation before the vote pursuant thereto is counted; provided that no proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force.

          Section 10. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint any person other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, on the request of any shareholder or its proxy, shall make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any shareholder or a shareholder's proxy shall, be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the chairman of the meeting.

          The duties of such inspectors shall be as prescribed by Section 707 of the General Corporation Law and shall include determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes or ballots; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes; determining when the polls close; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders. In the determination of the validity and effect of proxies, the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.

          The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there be three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

          Section 11. NOTICE OF BUSINESS. At any meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors, (b) in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (c) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw. For business to be properly brought before a meeting by a shareholder pursuant to clause (c) of this bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the


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Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the meeting; PROVIDED, HOWEVER, that if less than 70 days' notice of the date of the meeting is given by the corporation, notice by the shareholder to be timely must be so delivered no later than the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of a meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (i) as to any business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and
(ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (x) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner and (y) the class and number of shares of stock of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner. If notice has not been given pursuant to this Section, the chairman of the meeting may declare to the meeting that the proposed business was not properly brought before the meeting, and such business may not be transacted at the meeting. The foregoing provisions of this Section do not relieve any shareholder of any obligation to comply with all applicable requirements of the Exchange Act and rules and regulations thereunder. For purposes of these bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          Section 12. NOMINATION OF DIRECTORS. At any meeting of shareholders, a person may be a candidate for election to the Board only if such person is nominated (a) by or at the direction of the Board, (b) by any nominating committee or person appointed by the Board, or (c) by a shareholder of record entitled to vote at such meeting who complies with the notice procedures set forth in this Section and has given timely notice of such nomination in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the meeting; PROVIDED, HOWEVER, that if less than 70 days notice of the date of the meeting is given by the corporation, notice by the shareholder to be timely must be so delivered no later than the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The corporation may require such other information to be furnished respecting any proposed nominee as may be reasonably necessary to determine whether the proposed nominee has, or represents, interests which are opposed to or in conflict with the interests of the corporation. No person


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shall be eligible for election as a director at any meeting unless nominated in accordance with this Section.

                                 ARTICLE III

                                  Directors

          Section 1. POWERS. Subject to limitations of the Articles of Incorporation and the California General Corporation Law as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

          FIRST - To select and remove all the officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or these Bylaws, fix their compensation and require from them security for faithful service.

          SECOND - To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation or these Bylaws, as they may deem best.

          THIRD - To change the principal executive office and principal office for the transaction of business of the corporation from one location to another as provided in Article I, Section 1, hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of California, as provided in Article I, Section 2, hereof; to designate any place within or without the State of California for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

          FOURTH - To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful.

          FIFTH - To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

          SIXTH - By resolution adopted by a majority of the authorized number of directors, to designate an executive and other committees, each consisting of two or more directors, to serve at the pleasure of the Board, and to prescribe the manner in which proceedings of such committees shall be conducted. Unless the Board of Directors shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by any two members thereof; otherwise, the


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provisions of these Bylaws with respect to notice and conduct of meetings of the
Board shall govern. Any such committee, to the extent provided in a resolution of the Board, shall have all of the authority of the Board, except with respect to:

          (i) the approval of any action for which the General Corporation Law or the Articles of Incorporation also require shareholder approval;

          (ii)  the filling of vacancies on the Board or in any committee;

          (iii) the fixing of compensation of the directors for serving on the Board or on any committee;

          (iv)  the adoption, amendment or repeal of bylaws;

          (v)   the amendment or repeal of any resolution of the Board;

          (vi) any distribution to the shareholders, except at a rate or in a periodic amount or within a price range determined by the Board;

          (vii) the appointment of other committees of the Board or the members thereof.

          Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall be not less than five (5) nor more than nine (9) until changed by Amendment of the Articles of Incorporation or by a Bylaw duly adopted by approval of the outstanding shares. The exact number of directors shall be fixed, within the limits specified, by amendment of the next sentence duly adopted either by the Board of Directors or the shareholders. The exact number of directors shall be seven (7) until changed as provided in this Section 2.

          Section 3. ELECTION AND TERM OF OFFICE. This section shall become effective only when this corporation becomes a listed corporation within the meaning of Section 301.5 of the California General Corporation Law.

          In the event that the authorized number of directors shall be fixed with at least six (6) but less than nine (9) directors, the Board of Directors shall be divided into two classes, designated Class I and Class II, effective as of the first annual meeting following the effective date of this Bylaw (the "Initial Annual Meeting"). Each class shall consist of one-half of the directors or as close an approximation as possible. The initial term of office of the directors of Class I shall expire at the annual meeting to be held during the fiscal year following the Initial Annual Meeting, and the initial term of office of the directors of Class II shall expire at the annual meeting to be held during the second fiscal year following the Initial Annual Meeting. At each annual meeting, commencing with the first annual meeting following the Initial Annual Meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified.

          In the event that the authorized number of directors shall be fixed at nine (9) or more, the Board of Directors shall be divided into three classes, designated Class I, Class II and


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Class III, effective as of the first annual meeting coinciding with or following the division into three classes (the "Effective Date"). Each class shall consist of one-third of the directors or as close an approximation as possible. The initial term of office of the directors of Class I shall expire at the annual meeting to be held during the first fiscal year following the Effective Date, the initial term of office of the directors of Class II shall expire at the annual meeting to be held during second fiscal year following the Effective Date and the initial term of office of the directors of Class III shall expire at the annual meeting to be held during the third fiscal year following the Effective Date. At each annual meeting, commencing with the first annual meeting following the Effective Date, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the third annual meeting next succeeding his or her election and until his or her successor shall have been duly elected qualified.

          Notwithstanding the rule that the classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal.

          At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

          This section only may be amended or repealed by the approval of the Board of Directors and the outstanding shares (as defined in Section 152 of the California General Corporation Law) voting as a single class, notwithstanding Section 903 of the California General Corporation Law.

          Section 4. VACANCIES. A vacancy in the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any director, if a director has been declared of unsound mind by order of court or convicted of a felony, if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

          Subject to any provision contained in the Articles of Incorporation, vacancies in the Board of Directors, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director; and each director so elected shall hold office until his or her successor is elected at an annual or special meeting of the shareholders. Subject to any provision contained in the Articles of Incorporation, a vacancy in the Board of Directors created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present.


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          Subject to any provision contained in the Articles of Incorporation, the shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election shall require the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present.

          Any director may resign effective upon giving written notice to the chairman of the Board, the president, the secretary of the Board or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or, subject to any provision contained in the Articles of Incorporation, the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

          Section 5. PLACE OF MEETING. Regular meetings of the Board of Directors shall be held at any place within or without the State of California which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be hold at the principal executive office of the corporation. Special meetings of the Board may be held either at a place so designated or at the principal executive office of the corporation.

          Section 6. ORGANIZATION MEETING. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the Board, for the purpose of organization of the newly elected Board, election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

          Section 7. OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors shall be hold without call as provided in a resolution adopted by the Board from time to time; provided, however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is a full business day. Notice of all such regular meetings of the Board of Directors is hereby dispensed with.

          Section 8. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the Board, the president, any vice president or the secretary, or by any two directors, or by one or more shareholders holding not less than 25% of any series of Preferred Stock of the corporation.

          Written notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone or by telegraph or mail, charges prepaid, addressed to him or her at his or her address as it is shown upon the records of the corporation or, if it is not so shown on such records or is not readily ascertainable, at the place at which meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal executive office of the corporation is located at least forty-eight
(48) hours prior to the time of the holding of the meeting. In case such notice is delivered, personally or by telephone, as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing,


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telegraphing or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to each such director.

          Section 9. ACTION WITHOUT A MEETING. Any action by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of such directors at a meeting duly called and held.

          Section 10. ACTION AT A MEETING: QUORUM AND REQUIRED VOTE. Presence of a majority of the authorized number of directors at a meeting of the Board of Directors constitutes a quorum for the transaction of business, except as hereinafter provided. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting.

          Every act or decision done or made by a majority of the directors at a meeting duly hold at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the Articles of Incorporation, or by these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

          Section 11. VALIDATION OF DEFECTIVELY CALLED OR NOTICED MEETINGS. The transactions of any meeting of the Board of Directors, however called or noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has, prior to the meeting or at its commencement, protested the lack of proper notice, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          Section 12. ADJOURNMENT. A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

          Section 13. NOTICE OF ADJOURNMENT. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment. Otherwise, notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

          Section 14. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

          Section 15. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS.

          (a) INDEMNIFICATION OF DIRECTORS AND OFFICERS. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, formal or informal, whether brought in the name of the corporation or otherwise and whether of a civil, criminal, administrative or investigative nature (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action or inaction in an official capacity or in any other capacity while serving as a director or officer, shall, subject to the terms of any agreement between the corporation and such person, be indemnified and held harmless by the corporation to the fullest extent permissible under California law and the corporation's Articles of Incorporation, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that (a) the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of the corporation, (b) the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) other than a proceeding by or in the name of the corporation to procure a judgment in its favor only if any settlement of such a proceeding is approved in writing by the corporation, (c) no such person shall be indemnified (i) except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is paid pursuant to any directors' and officers' liability insurance policy maintained by the corporation; (ii) on account of any suit in which judgment is rendered against such person for an accounting of profits made from the purchase or sale by such person of securities of the corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal state or local statutory law;
          (iii) if a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful; and (iv) as to circumstances in which indemnity is expressly prohibited by the Law, and (d) no such person shall be indemnified with regard to any action brought by or in the right of the corporation for breach of duty to the corporation and its shareholders (i) for acts or omissions involving intentional misconduct or knowing and culpable violation of law; (ii) for acts or omissions that the director or officer believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director or officer; (iii) for any transaction from which the director or officer derived an improper personal benefit; (iv) for acts or omissions that show a reckless disregard for the director's or officer's duty to the corporation or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the corporation or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or officer's duties to the corporation or its shareholders; and (vi) for costs, charges, expenses, liabilities and losses arising under Section 310 or 316 of the General Corporation Law of California (the "Law"). The right to indemnification conferred in this Section 15 shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that if the Law permits the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, such advances shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts to the corporation if it shall be ultimately determined that such person is not entitled to be indemnified.

          (b) INDEMNIFICATION OF EMPLOYEES AND AGENTS. A person who was or is a party or is threatened to be made a party to or is involved in any proceeding by reason of the fact that he or she is or was an employee or agent of the corporation or is or was serving at the request of the corporation as an employee or agent of another enterprise, including service with respect to employee benefit plans, whether the basis of such action is an alleged action or inaction in an official capacity or in any other capacity while serving as an employee or agent, may, subject to the terms of any agreement between the corporation and such person, be indemnified and held harmless by the corporation to the fullest extent permitted by California law and the corporation's Articles of Incorporation, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The immediately preceding sentence is not intended to be and shall not be considered to confer a contract right on any employee or agent (other than directors and officers) of the corporation.

          (c) RIGHT OF DIRECTORS AND OFFICERS TO BRING SUIT. If a claim under Paragraph (a) of this Section 15 is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct, if any, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption for the purpose of an action that the claimant has not met the applicable standard of conduct.

          (d) SUCCESSFUL DEFENSE. Notwithstanding any other provision of this Section 15, to the extent that a director or officer has been successful on the merits or otherwise (including the dismissal of an action without prejudice or the settlement of a proceeding or action without admission of liability) in defense of any proceeding referred to in paragraph (a) of this Section 15 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

          (e) NON-EXCLUSIVITY OF RIGHTS. The right to indemnification provided by this Section 15 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

          (f) INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Law.

          (g) EXPENSES AS A WITNESS. To the extent that any director or officer of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

          (h) INDEMNITY AGREEMENTS. The corporation may enter into agreements with any director, officer, employee or agent of the corporation providing for indemnification to the fullest extent permissible under the Law and the corporation's Articles of Incorporation.

          (i) SEPARABILITY. Each and every paragraph, sentence, term and provision of this Section 15 is separate and distinct so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Section 15 may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Section 15 and any agreement between the corporation and claimant, the broadest possible indemnification permitted under applicable law.

          (j) EFFECT OF REPEAL OR MODIFICATION. Any repeal or modification of this Section 15 shall not adversely affect any right of indemnification of a director or officer existing at the time of such repeal or modification with respect to any action or omission occurring prior to such repeal or modification.

                                  ARTICLE IV

                                   Officers

          Section 1. OFFICERS. The officers of the corporation shall be a president, a secretary and a treasurer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Chief Executive Officer, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices, except that the offices of president and secretary shall not be held by the same person.

          Section 2. ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve, or his or her successor shall be elected and qualified.

          Section 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation my require, each of whom shall hold office, for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

          Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors (subject, in each case, to the rights, if any, of an officer under any contract of employment).

          Any officer may resign at any time by giving written notice to the Board of Directors or the president, or to the secretary of the corporation, without prejudice, however, to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of receipt of such notice or at any time specified therein. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

          Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

          Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by these Bylaws.

          Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if there shall be such an officer or officers, the president shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. The president shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The president shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by these Bylaws or the Board of Directors.

          Section 8. VICE PRESIDENT. In the absence or disability of the president, the vice presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the vice president designated by the Board of Directors, shall perform all the duties of the president, and when so acting shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

          Section 9. SECRETARY. The secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the Board of Directors may order, a book of minutes of actions taken at all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given thereof, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

          The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

          The secretary shall give, or cause to be given, notice of all meetings of shareholders and of the Board of Directors required by these Bylaws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

          Section 10. TREASURER. The treasurer shall be the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

          The treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all his or her transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

                                  ARTICLE V

                                Miscellaneous

          Section 1. RECORD DATE. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall be not more than sixty
(60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at any such meeting, to receive any report, to receive a dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise may be provided in the Articles of Incorporation or these Bylaws.

          Section 2. INSPECTION OF CORPORATE RECORDS. The accounting books and records, the record of shareholders, and minutes of proceedings of the shareholders and of the Board of Directors and committees of the Board of this corporation and any subsidiary of this corporation shall be open to inspection upon the written demand on the corporation of any shareholder or the holder of a voting trust certificate at any reasonable time during regular business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

          A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have (in person, or by agent or attorney) the right to inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five (5) business days' prior written demand upon the corporation, and to obtain from the transfer agent for the corporation, if there be one, upon written demand and upon the tender of its usual charges, a list of the shareholders' names and addresses who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date subsequent to the date of demand specified by the shareholder therein. The list shall be made available on or before the later of five (5) business days after receipt of the demand or the date specified therein as of which the list is to be compiled.

          Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation. Such inspection by a director may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

          Section 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness, issued in the name of or payable to this corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

          Section 4. ANNUAL REPORT TO SHAREHOLDERS. The annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to the shareholders.

          A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of any such period, and, in addition, if no annual report for the last fiscal year containing an income statement and balance sheet for and as of the end of such fiscal year has been sent to shareholders, such an income statement and balance sheet for the prior fiscal year. The corporation shall use its best efforts to deliver the statement or statements requested to the person making such request within thirty days after the receipt thereof. A copy of any such statements shall be kept on file in the principal executive office of the corporation for twelve
(12) months, and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy thereof shall be mailed to such shareholder.

          The corporation shall, upon the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual or quarterly income statement which it has prepared, together with a balance sheet as of the and of the same period. The financial statements referred to in this Section shall be accompanied by the report thereon, if there be any, of any independent accountants engaged by the corporation in respect thereof or, if there be no such report, the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

          Section 5. CERTIFICATES FOR SHARES. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman or vice chairman of the Board or the president or any vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any of the signatures on the certificate may be facsimile, provided that in such event at least one signature, including that of either officer or the corporation's registrar or transfer agent, if any, shall be manually signed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. Any such certificate shall also contain such legend or other statement as may be required by Section 418 of the General Corporation Law, the Corporate Securities Law of 1968, the federal securities laws, these Bylaws, and any agreement between the corporation and the issuee thereof.

          Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or these Bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state on the face thereof the amount remaining unpaid and the terms of payment thereof.

          No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate will be issued without surrender and cancellation of the old certificate if (1) the old certificate is lost, apparently destroyed or wrongfully taken; (2) the request for issuance of a new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction or theft; (3) the request for issuance of a new certificate is made prior to the receipt of notice by the corporation that the old certificate has been acquired by a bona fide purchaser; (4) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the corporation; and (5) the owner satisfies any other reasonable requirements imposed by the corporation. In the event of the issuance of a new certificate, the rights and liabilities of the corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Sections 8104 and 8405 of the California Uniform Commercial Code.

          Section 6. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The president or any vice president and the secretary or any assistant secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

          Section 7. INSPECTION OF BYLAWS. The corporation shall keep in its principal executive office in California, or, if its principal executive office is not in California, then at its principal business office in California (or otherwise provide upon written request of any shareholder) the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the secretary of the corporation, which shall be open to inspection by the shareholders at all reasonable times during office hours.

          Section 8. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporations Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular includes the plural and the plural number includes the singular, and the term "person" includes a corporation or other entity as well as a natural person.

                                  ARTICLE VI

                                  Amendments

          Section 1. POWER OF SHAREHOLDERS. New bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, except as otherwise provided by law or by the Articles of Incorporation.

          Section 2. POWER OF DIRECTORS. Subject to the right of the shareholders as provided in Section I of this Article VI to adopt, amend or repeal bylaws, bylaws, other than a bylaw or amendment thereof increasing or decreasing the range of the authorized number of directors or changing
Article III, Section 3, may, except as otherwise provided by law or the Articles of Incorporation, be adopted, amended or repealed by the Board of Directors.

                           CERTIFICATE OF SECRETARY
                                      OF
                   COMMUNICATION TELESYSTEMS INTERNATIONAL,
                      d/b/a WORLDxCHANGE COMMUNICATIONS,
                           A CALIFORNIA CORPORATION

          I hereby certify that I am the duly elected and acting Secretary of Communication TeleSystems International, d/b/a WorldxChange Communications, a California corporation ("WorldxChange"), and that the foregoing Bylaws, comprising 19 pages, constitute the Bylaws of said corporation as duly adopted by the Board of Directors of WorldxChange on July 29, 1999.

          IN WITNESS WHEREOF, I have hereunto subscribed my name this 29th day of July, 1999.


                                             /s/ Eric Lipoff
                                             ---------------------------
                                             Eric Lipoff
                                             Secretary